Nicor Inc.
                                                                      Form 8-K
                                                                  Exhibit 99.2

Name: ____________________________________

                                 Nicor, Inc.
                             Salary Deferral Plan
                          PARTICIPATION ELECTION FORM
                   Plan Year January 1, ____to December 31,

Your salary deferral election last year was:

    Percent of Salary          Percent of Bonus          Early Retirement
           N/A
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I want this year's deferral election as follows:  (PLEASE FILL OUT A, B, AND C)
A.   _____  % of my ____ Base Salary to be deferred over the Plan Year.
     (Specify two percent (2%) to ten percent (10%) of Salary, in one percent (1%) increments.)

B.   _____ % of my ____ Actual Bonus to be paid in ____, if any.
     (Specify ten percent (10%) to 20 percent (20%) of Bonus, in one percent (1%) increments. If you do not want to defer any of your actual ____
      Bonus, enter 0%.)

C. Receipt of Early Retirement Benefits or Age 65. (Choose only one below, 1. or 2.)
      1. I wish to receive installments beginning January 1 after my 65th birthday:
     _____      in a Lump Sum.
     (initials)
     _____      in installments where my account will continue to receive the
     (initials) applicable quarterly interest crediting rate between the time of my termination and benefit commencement. Subsequent to
                benefit commencement, the remaining Account balance will also be credited quarterly with the applicable interest crediting rate.
      2. I wish to receive distribution beginning after my Early Retirement
         Date:
     _____      in a Lump Sum.
     (initials)
     _____      in installments where the remaining balance of my account will
     (initials) be credited quarterly with the applicable interest crediting rate.
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           I elect not to defer a percentage of my Salary or Actual Bonus for this Plan Year.
(initials)

      I have received and read the Plan Document describing the Nicor, Inc. Salary Deferral Plan, and my rights thereunder; the amounts I have deferred and their ultimate earnings and payments are subject to the terms and conditions of the Plan. I understand that this election form is not a description of the Plan.

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 Participant Signature               Date
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 Company Acknowledgment              Date